EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-173173,
333-221452, 333-232250 and 333-279144 of Huntington Ingalls Industries, Inc. on Form S-8 of our report dated June 13, 2025 relating to the financial statements and supplemental schedule of Huntington Ingalls Industries Financial Security and Savings Program appearing in this Annual Report on Form 11-K of the Huntington Ingalls Industries Financial Security and Savings Program for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
Richmond, Virginia
June 13, 2025